Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. Section 1350)

I, Blake Janover, and I, Bruce S. Rosenbloom, each certify to the best of our knowledge, based upon a review of the report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) of the Registrant, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023

By:	/s/ Blake Janover
Blake Janover
Chief Executive Officer, President, and Chairman of the Board of Directors
(Principal Executive Officer)

By:	/s/ Bruce S. Rosenbloom
Bruce S. Rosenbloom
Chief Financial Officer
(Principal Financial Officer)